Independent Auditors' Consent


     We consent to the incorporation by reference in this Registration Statement of II-VI Incorporated on Form S-8 of our reports dated August 8, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of II-VI Incorporated for the year ended June 30, 2001.

/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
December 4, 2001